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          INDENTURE dated as of July 24, 1998 among Continental Resources, Inc., an Oklahoma corporation (the "COMPANY"), as issuer, the Subsidiary Guarantors
(as hereinafter defined) as guarantors and United States Trust Company of New York, as trustee (the "TRUSTEE").

          The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the 10 1/4% Senior Subordinated Notes due 2008 of the Company (the "INITIAL SECURITIES"), and if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 10 1/4% Senior Subordinated Notes due 2008 (the "EXCHANGE SECURITIES" and, together with the Initial Securities, the "SECURITIES"):

                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

          Section 1.1.  DEFINITIONS.

          "ACQUIRED DEBT" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "APPLICABLE PREMIUM" means, with respect to a Security at the redemption date, the greater of (i) 1% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at August 1, 2003, as set forth in Section 3.7, PLUS (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through August 1, 2003, computed


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                                                                              2

using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Security.

          "ASSET SALE" means (i) the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback; PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.13 and/or 5.1 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales: (1) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company or by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Company to the Company or to another Wholly Owned Restricted Subsidiary of the Company, (3) the making of a Permitted Investment or a Restricted Payment that is permitted by
Section 4.7 PROVIDED that the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of an Investment shall be deemed an Asset Sale, (4) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (5) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property owned or held by the Company or such Restricted Subsidiary for any oil and gas property or interest therein owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value; provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described in the second and third paragraphs in
Section 4.10 which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (6) the sale or transfer of hydrocarbons or other mineral products in the ordinary course of business, (7) the sale of oil and gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Internal Revenue Code of 1986, as amended (the "Code") or (8) the sale or transfer of surplus or obsolete equipment in the ordinary course of business.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such

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                                                                              3

transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended.

          "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company or a Subsidiary Guarantor, as applicable, or any authorized committee of such Board of Directors.

          "BORROWING BASE" means, as of any date, the aggregate amount of borrowing availability as of such date under all Credit Facilities that determines availability on the basis of a borrowing base or other asset-based calculation.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company or similar entity, any membership or similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any lender party to any of the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating of at least P1 from Moody's and a rating of at least A1 from S&P, and (vi) investments in money market or other mutual funds


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                                                                              4

substantially all of whose assets comprise securities of types described in clauses (ii) through (v) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

          (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner(s)" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, or (y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, a majority of the Voting Stock of the parent entity;

          (ii) following the first public offering of Voting Stock of the Company, any "Person"(as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 50% of the Voting Stock of the Company; PROVIDED that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors;

          (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "Person" or group of related Persons (a "Group"); (as such term is used in Sections 13(d) and 14(d) of the Exchange Act);

          (iv) the adoption of a plan relating to the liquidation or dissolution of the Company; and

          (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors


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     whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "COMMISSION" means the Securities and Exchange Commission.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period INCREASED BY (i) an amount equal to any extraordinary or non-recurring loss, and any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, PLUS
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, PLUS (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was included in computing such Consolidated Net Income, PLUS (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were included in computing such Consolidated Net Income, PLUS (v) exploration expenses for such Person and its Restricted Subsidiaries for such period to the extent such exploration expenses were included in computing such Consolidated Net Income, PLUS (vi) costs incurred in connection with acquisitions that would be eligible for capitalization treatment under GAAP, but have been expensed at the time of incurrence, PLUS (vii) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, including, without limitation, any ceiling limitation writedowns and non-cash losses or charges to net income resulting from the net change in value of such Person's mark-to-market portfolio of Oil and Gas Commodity Price Risk Management Contracts, to the extent that


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                                                                              6

such other non-cash charges were included in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, a Restricted Subsidiary of the relevant Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded, provided, however, that for purposes of a determination pursuant to the provisions of Section 4.7 hereof, there shall be deducted from the Net Income of the Company and its Restricted Subsidiaries for such period an amount equal to payments, distributions and dividends paid by the Company pursuant to clause (7) of the second paragraph of Section 4.7.

          "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i)


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                                                                              7

the par or stated value of all outstanding Capital Stock of the Company, PLUS
(ii) paid-in capital or capital surplus relating to such Capital Stock, PLUS
(iii) any retained earnings or earned surplus, LESS (a) any accumulated deficit (in each case excluding any minority interest) and (b) any amounts attributable to Disqualified Stock.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

          "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, increased, supplemented, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Securities are first issued and authenticated under this Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness set forth in Section 4.9 hereof.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEPOSITARY" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "DESIGNATED SENIOR DEBT" means (i) the Existing Credit Facility and
(ii) any other Senior Debt permitted under this Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is


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convertible or is exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after (x) the date on which the Securities mature or (y) the date on which there are no Securities outstanding.

          "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE SECURITIES" means, if and when issued in exchange for the Initial Securities as provided in the Exchange and Registration Rights Agreement, the Company's 10 1/4% Senior Subordinated Notes due 2008.

          "EXISTING CREDIT FACILITY" means that certain Credit Agreement, dated as of May 14, 1998, among the Company, Bank One, Oklahoma, N.A., as Agent and lender and the other parties thereto, including any related notes, guarantees, security or pledge agreements, collateral documents, instruments and agreements executed by the Company or any Subsidiary of the Company in connection therewith, and in each case as amended, restated, modified, renewed, increased, supplemented, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same or other lenders or agents and whether provided under the original Existing Credit Facility or any other credit agreement or indenture.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv)


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                                                                              9

the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary, unless paid in Equity Interests that are not Disqualified Stock) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP. When calculating the amount of Fixed Charges, any interest expense attributable to any Person shall be included in such calculation to the same extent the Net Income of such Person was included in the calculation of Consolidated Net Income in connection with calculating the Fixed Charge Coverage Ratio.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation
Date) shall be deemed to have occurred on the first day of the four-quarter reference period and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation, to the extent that such adjustments would be permitted under Article 11 of Regulation S-X and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person pursuant to the first paragraph of Section 4.9 hereof during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by the referent Person or any of its Restricted Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of


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                                                                              10

prior to the Calculation Date, shall be excluded and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the date hereof.

          "GOVERNMENT SECURITIES" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

          "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person),
(c) obligations of such Person in respect of production imbalances,
(d) Acquired Debt of such Person, (e) Attributable Debt of such Person, and
(f) to the extent not otherwise included in the foregoing, the guarantee by such Person of any Indebtedness of any other Person.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, on the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above. The amount of indebtedness at any date in respect of
(i) Credit Facilities shall be the outstanding principal amount thereof at such date plus any outstanding letters of credit (or reimbursement obligations in respect thereof) issued thereunder at such date and
(ii) Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts at such date shall be an amount equal to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable at such time.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INITIAL PURCHASER" means Chase Securities Inc. as initial purchaser of the Notes.

          "INSTITUTIONAL ACCREDITED INVESTORS" means an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTEREST RATE HEDGING AGREEMENTS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the Oil and Gas Business) advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that the following shall not constitute Investments: (i) an acquisition of assets, Equity

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                                                                              12


Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) Interest Rate Hedging
Agreements entered into in compliance with the covenant set forth in clause (g) of the second paragraph of Section 4.9, (iii) Oil and Gas Hedging Agreements entered into in compliance with the covenant set forth in clause (h) of the second paragraph of Section 4.9, (iv) endorsements of negotiable instruments and documents in the ordinary course of business, (v) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices, and (vi) Cash Equivalents, bonds, notes, debentures or other securities received in accordance with the limitations set forth in Section
4.10. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect
Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

          "ISSUE DATE" means the date on which the Initial Securities are originally issued.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its

Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and other professional fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity or agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time, or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

          "NOTE CUSTODIAN" means the Trustee or the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto or any entity acting as custodian with respect to Securities in global form.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the offering of the Securities by the Company.

          "OFFICER" means, with respect to any Person, the

Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.5 hereof.

          "OIL AND GAS BUSINESS" means (i) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, distribution, treating, processing, storage, selling and transporting of any production from such interests or properties of the Company and its subsidiaries and the marketing of oil and gas obtained from unrelated
Persons, (iii) any business relating to exploration for or development, production, treatment, processing, storage, transportation, gathering or marketing of oil, gas and other minerals and products produced in association therewith, (iv) any business relating to oilfield sales and service and (v) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iv) of this definition.

          "OIL AND GAS HEDGING CONTRACTS" means any oil and gas purchase or commodity price risk management hedging agreement, and other agreement or arrangement, entered into in the ordinary course of business, in each case, that is designed to provide protection against oil and gas price fluctuations.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of
Section 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary Guarantor or the Trustee.

          "PARI PASSU INDEBTEDNESS" means indebtedness which ranks PARI PASSU in right of payment to the Securities.

          "PERMITTED HOLDERS" means (i) any stockholder of the Company on the Issue Date; (ii) family members or relatives of the persons described in clause (i); (iii) any trusts created for the benefit of the persons described in clauses (i) or (ii); (iv) in the event of the incompetence or death of any of the persons described in clauses (i) or (ii), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries; and (v) any Permitted Holder Subsidiary.

          "PERMITTED HOLDER SUBSIDIARY" means, with respect to any Permitted Holder, (i) any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by one or more Permitted Holders, or by one or more other Permitted Holder Subsidiaries of such Permitted Holders,or by one or more Permitted Holders and one or more other Permitted Holder Subsidiaries of such Permitted Holders, (ii) any general partnership, limited liability company, joint venture or similar entity more than 50% of the outstanding partnership, membership or similar interest of which is owned directly or indirectly, by one or more Permitted Holders, or by one or more other Permitted Holder Subsidiaries of such Permitted Holders, or by one or more Permitted Holders and one or more other Permitted Holder Subsidiaries of such Permitted Holders and (iii) any limited partnership of which one or more Permitted Holders or any Permitted Holder Subsidiary of such Permitted Holders is a general partner.

          "PERMITTED INDEBTEDNESS" has the meaning given in the covenant described in Section 4.9.

          "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Restricted Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash portion of the Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or not constituting an Asset Sale by reason of the $5 million threshold contained in the definition thereof; (e) any Investment by the Company in any Person engaged in the Oil and Gas Business or assets used in the Oil and Gas Business in exchange for Equity Interests in the Company (other than Disqualified Stock); (f) shares of Capital Stock received in connection with any good faith settlement of a bankruptcy proceeding involving a trade creditor; (g) Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts; (h) loans and advances to employees in the ordinary course of business for bona fide business purposes; (i) operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out or farm-in agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding however, Investments in corporations other than any Investment received pursuant to the provisions set forth in Section 4.10; and
(j) any other Investments in any Person or Persons not otherwise permitted to be made pursuant to clauses (a)-(i) above, when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, having an aggregate amount (such amount to be calculated on a cost basis) not to exceed the greater of (i) $15 million and (ii) 5% of Total Assets, as calculated at the time of such Investment.

          "PERMITTED LIENS" means (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the date of issuance of the Securities and Liens securing Senior Debt that is permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, PROVIDED that such Lien was not created in contemplation of the acquisition of the property and provided further that no such Lien shall extend to any assets other than the acquired property or the property of the acquired Subsidiary; (iv) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters); (v) Liens existing on the date of this Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, exploitation, drilling, development, production, gathering, processing, transportation, marketing, storage or operation thereof; (x) Liens on pipeline or pipeline facilities that arise under operation of law; (xi) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out or farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business; (xii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases, (xiii) Liens securing the Securities,
(xiv) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes for which such properties are held by the Company or such Subsidiaries, (xv) any interest or title of a lessor under any Capital Lease Obligation or operating lease, (xvi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of the Restricted Subsidiaries, (xvii) Liens securing obligations under Interest Rate Hedging Agreements or Oil and Gas Commodity Price Risk Management Contracts, (xviii) Liens upon specific items of inventory or other goods and proceeds of the Company or any Restricted Subsidiary securing the Company's or such Restricted Subsidiary's, as the case may be, obligations in respect of bankers' acceptances issued or created for the account of the Company or such Restricted Subsidiary, as the case may be, to facilitate the purchase, shipment or storage of such inventory or other goods, (xix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof,
(xx) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets, (xxi) Liens encumbering deposits made to secure Obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off, (xxii) Liens securing Purchase Money Debt; provided however that the related Purchase Money Debt shall not be secure by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by the Company with the proceeds of such Purchase Money Debt, (xxiii) Liens on the Capital Stock of Unrestricted Subsidiaries, (xxiv) Liens to secure any Permitted Refinancing Debt, provided that the Indebtedness so exchanged, extended, refinanced, renewed, replaced, defeased or refunded was secured by Liens permitted pursuant to clause (iii) or (iv) of this definition, provided however, that (a) such new Liens shall be limited to all or part of the same property that secured the original Lien, plus improvements on the property and (b) the Permitted Refinancing Debt secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by Liens described under clause (iii) or (iv) of this definition at the time the original Lien became a Lien permitted in accordance with this Indenture and (y) an amount necessary to pay any fees and expenses, including premiums, related to such exchange, extension, refinancing, renewal, replacement, defeasement or refunding, (xxv) Liens securing Attributable Indebtedness under any sale and leaseback transaction permitted by the terms of this Indenture, but only on the property subject to such sale and leaseback transaction; and (xxvi) Liens not otherwise permitted by clauses (i) through (xxv) that are incurred in the ordinary course of business of the Company or any Subsidiary with respect to obligations that do not exceed $5 million at any one time outstanding.

          "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith (other than increases resulting from the capitalization of interest or fees)); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as the case may be, on terms at least as favorable taken as a whole to the Holders of the Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PRIVATE EXCHANGE SECURITIES" shall have the meaning set forth in the Registration Rights Agreement.

          "PRODUCTION PAYMENTS" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated July 21, 1998, between the Company and the Initial Purchaser relating to the Offering.

          "PURCHASE MONEY DEBT" means Indebtedness incurred in connection with the purchase by the Company or any of its Subsidiaries of any equipment, real or personal property, or any other asset, other than Equity Interests of any Person (i) as to which the obligee expressly waives the provisions of
Section 1111 (b) of Title 11, United States Code; (ii) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), or
(b) is directly or indirectly liable (as guarantor or otherwise) other than the pledge of the equipment, real or personal property or other assets acquired with the proceeds of such Indebtedness; (iii) no default with respect to which (including any rights that the holders thereof may have to take enforcement actions against an Unrestricted Subsidiary) would permit (upon notice, lapse of time, or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iv) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, other than recourse against the equipment, real or personal property or other assets acquired with the proceeds of such Indebtedness.

          "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act").

          "REGISTERED EXCHANGE OFFER" means the offer to exchange the Initial Securities for the Exchange Securities issued under a registration statement filed pursuant to the terms of the Registration Rights Agreement.

          "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement, dated July 24, 1998, among the Company and the Initial Purchaser.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PERIOD" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Securities are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

          "RESTRICTED SECURITIES LEGEND" means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

          "RESTRICTED SUBSIDIARY" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "SECURITIES" means the securities issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHELF REGISTRATION STATEMENT" has the meaning ascribed to such term in the Registration Rights Agreement.

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee by any Restricted Subsidiary acquired or created by the Company or any of its Restricted Subsidiaries after the date of this Indenture shall be in substantially the form set forth in Exhibit C to this Indenture or in such other form as shall be acceptable to the Trustee.

          "SUBSIDIARY GUARANTORS" means each Restricted Subsidiary of the Company existing on the date of this Indenture (such Subsidiaries being Continental Gas, Inc. and Continental Crude Co.), and any future Restricted Subsidiary of the Company that incurs a Subsidiary Guarantee in accordance with the provisions of this Indenture, and, in each case, their respective successors and assigns.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TOTAL ASSETS" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

          "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 1, 2003; PROVIDED that if the period from the redemption date to August 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter consist of, Non-Recourse Debt; (c) the Company certifies that such designation was permitted by Section 4.7;
(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the

Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, that (1) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 4.9 on a pro forma basis taking into account such designation and (2) such Subsidiary executes a Subsidiary Guarantee pursuant to Section 11.4 of this Indenture.

          "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

          "VOTING STOCK" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such

Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.


     Section 1.2.  OTHER DEFINITIONS.

                                                                              Defined in
                                     Term                                      Section
               "Affiliate Transaction" . . . . . . . . . . . . . . . . . .        4.11
               "Asset Sale Offer". . . . . . . . . . . . . . . . . . . . .        3.9
               "Bankruptcy Law". . . . . . . . . . . . . . . . . . . . . .       10.2
               "Cash Consideration". . . . . . . . . . . . . . . . . . . .        4.10
               "Change of Control Offer" . . . . . . . . . . . . . . . . .        4.13
               "Change of Control Payment" . . . . . . . . . . . . . . . .        4.13
               "Change of Control Payment Date". . . . . . . . . . . . . .        4.13
               "Change of Control Redemption Payment". . . . . . . . . . .        3.7
               "Common Stock". . . . . . . . . . . . . . . . . . . . . . .        3.7
               "Covenant Defeasance" . . . . . . . . . . . . . . . . . . .        8.3
               "Custodian" . . . . . . . . . . . . . . . . . . . . . . . .        6.1
               "DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.3
               "Definitive Securities" . . . . . . . . . . . . . . . . . .        2.1
               "Event of Default". . . . . . . . . . . . . . . . . . . . .        6.1
               "Excess Proceeds" . . . . . . . . . . . . . . . . . . . . .        4.10
               "Exchange Global Note". . . . . . . . . . . . . . . . . . .        2.1
               "Global Securities" . . . . . . . . . . . . . . . . . . . .        2.1
               "Guarantor Senior Debt. . . . . . . . . . . . . . . . . . .       10.2
               "incur" . . . . . . . . . . . . . . . . . . . . . . . . . .        4.9
               "Institutional Accredited Investor
                  Global Note" . . . . . . . . . . . . . . . . . . . . . .        2.1
               "Institutional Accredited Investor Note". . . . . . . . . .        2.1
               "Legal Defeasance". . . . . . . . . . . . . . . . . . . . .        8.2
               "Notice of Default" . . . . . . . . . . . . . . . . . . . .        6.1
               "Offer Amount". . . . . . . . . . . . . . . . . . . . . . .        3.9
               "Offer Period". . . . . . . . . . . . . . . . . . . . . . .        3.9
               "Paying Agent". . . . . . . . . . . . . . . . . . . . . . .        2.3
               "Payment Blockage Notice" . . . . . . . . . . . . . . . . .       10.4
               "Payment Default" . . . . . . . . . . . . . . . . . . . . .        6.1
               "Permitted Indebtedness". . . . . . . . . . . . . . . . . .        4.9
               "Private Placement Legend". . . . . . . . . . . . . . . . .        2.1
               "Purchase Date" . . . . . . . . . . . . . . . . . . . . . .        3.9
               "Register". . . . . . . . . . . . . . . . . . . . . . . . .        2.3
               "Registrar" . . . . . . . . . . . . . . . . . . . . . . . .        2.3
               "Regulation S". . . . . . . . . . . . . . . . . . . . . . .        2.1
               "Regulation S Certificate". . . . . . . . . . . . . . . . .        2.1
               "Regulation S Global Note". . . . . . . . . . . . . . . . .        2.1
               "Regulation S Legend" . . . . . . . . . . . . . . . . . . .        2.1
               "Regulation S Note" . . . . . . . . . . . . . . . . . . . .        2.1
               "Regulation S Permanent Global Note". . . . . . . . . . . .        2.1
               "Regulation S Temporary Global Note". . . . . . . . . . . .        2.1
               "Release Date". . . . . . . . . . . . . . . . . . . . . . .        2.1


                                                                                         24

               "Resale Restriction Termination Date" . . . . . . . . . . .        2.3
               "Representative". . . . . . . . . . . . . . . . . . . . . .       10.2
               "Restricted Payments" . . . . . . . . . . . . . . . . . . .        4.7
               "Rule 144A" . . . . . . . . . . . . . . . . . . . . . . . .        2.1
               "Rule 144A Global Note" . . . . . . . . . . . . . . . . . .        2.1
               "Rule 144A Note". . . . . . . . . . . . . . . . . . . . . .        2.1
               "Senior Debt" . . . . . . . . . . . . . . . . . . . . . . .       10.2
               "Subsequent Series Securities". . . . . . . . . . . . . . .        2.2

          Section 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" with respect to the Securities means the Company and with respect to the Subsidiary Guarantees means the Subsidiary Guarantors and any successor obligor upon the Securities and the Subsidiary Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

          Section 1.4.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "OR" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                      ARTICLE 2
                                    THE SECURITIES

          Section 2.1.  FORM, DATING AND TERMS.

          (a) The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

          Initial Securities offered and sold to the qualified institutional buyers (as defined in Rule 144A under the Securities Act ("RULE 144A")) in the United States of America (the "RULE 144A NOTE") will be issued on the Issue Date in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with appropriate legends as set forth in Section 2.1(c) (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Securities offered and sold outside the United States of America ("Regulation S Note") in reliance on Regulation S will be issued on the Issue Date in the form of a temporary global Security, without interest coupons, substantially in the form set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with appropriate legends as set forth in Section 2.1(c) (a "REGULATION S TEMPORARY GLOBAL NOTE"). Beneficial interests in a Regulation S Temporary Global Note will be exchangeable for beneficial interests in a single permanent global Security (the "REGULATION S PERMANENT GLOBAL NOTE", together with the Regulation S Temporary Global Note, the "REGULATION S GLOBAL NOTE") on or after the expiration of the Restricted Period (the "RELEASE DATE") upon the receipt by the Trustee or its agent of a certificate certifying that the Holder of the beneficial interest in the Regulation S Temporary Global Note is a non-United States Person within the meaning of Regulation S (a "REGULATION S CERTIFICATE"), substantially in the form set forth in Section 2.14. Upon receipt by the Trustee or Paying Agent of a Regulation S Certificate, (i) with respect to the first such Regulation S Certificate, the Company shall execute and upon receipt of a written order of the Company signed by two officers for authentication, the Trustee shall authenticate and deliver to the Note Custodian, the Regulation S Permanent Global Note and (ii) with respect to the first and all subsequent Regulation S Certificates, the Note Custodian shall exchange on behalf of the applicable beneficial owners the portion of the Regulation S Temporary Global Note covered by such Regulation S Certificates for a comparable portion of the Regulation S Permanent Global Note. Upon any exchange of a portion of a Regulations S Temporary Global Note for a comparable portion of a Regulation S Permanent Global Note, the Note Custodian shall endorse on the schedules affixed to each of such Regulation S Global Note (or on continuations of such schedules affixed to each of such Regulation S Global Note and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the Regulation S Temporary Global Note, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the Regulation S Permanent Global Note, an increase in the principal amount thereof equal to the principal amount of the decrease in the Regulation S Temporary Global Note pursuant to clause (x) above. The Regulation S Global Note will be deposited with the Note Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments ade on the records of the Note Custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Securities resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) in the United States of America (the "INSTITUTIONAL ACCREDITED INVESTOR NOTE") will be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with appropriate legends as set forth in Section 2.1(c) (the "INSTITUTIONAL ACCREDITED
INVESTOR GLOBAL NOTE") deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global
Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian for the Depositary or its nominee, as hereinafter provided.

          Exchange Securities exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Note will be issued in the form of a permanent global Security substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, with the appropriate legend set forth in Section 2.1(c) (the "EXCHANGE GLOBAL NOTE"). The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global Note, the Exchange Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the "Global Securities."

          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; PROVIDED, HOWEVER, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Register or (ii) wire transfer to an account located in the United States maintained by the payee.

          The Private Exchange Securities shall be in the form of Exhibit A.
The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B and in Section 2.1(c). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (b) DENOMINATIONS. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          (c) RESTRICTIVE LEGENDS. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement, (A) such Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F)

TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

          (B) the Regulation S Global Note shall bear the following legend (the "REGULATION S LEGEND") on the face thereof:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S,
(E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE
(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN

     DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

          The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
     REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS
     IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY IS SUBORDINATED TO SENIOR DEBT, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE ARE SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, OF SUCH SUBSIDIARY GUARANTOR."

          The Regulation S Temporary Global Note shall also bear the following legend on the face thereof:

     "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF
     REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

     NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE
     ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

          (d) BOOK-ENTRY PROVISIONS. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as Note Custodian for the Depositary.

          (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of the Depositary, (y) be delivered to the Note Custodian and (z) bear legends as set forth in Section 2.1(c).

          (iii) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Note Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

          (e) DEFINITIVE SECURITIES. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("DEFINITIVE SECURITIES"). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company in writing that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to do so.

          (f) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

          (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          Section 2.2.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery (1) Initial Securities for original issue in an aggregate principal amount of $150.0 million, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, in exchange for Initial Securities of an equal principal amount, and (3) additional series of notes which may be offered subsequent to the Issue Date (the "SUBSEQUENT SERIES SECURITIES") in an aggregate principal amount not to exceed $150,000,000, in each case upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities or Subsequent Series Securities. The aggregate principal amount of notes which may be authenticated and delivered under this Indenture is limited to $300.0 million
outstanding except as provided in Section 2.7.   No Subsequent Series Securities
may be authenticated and
delivered in an aggregate principal amount of less than $25,000,000. All Securities issued on the Issue Date and all Subsequent Series Securities shall be identical in all respects other than issue dates, the date from which interest accrues and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, all notes issued under this Indenture shall vote and consent together on all matters as one class and no series of notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          Section 2.3.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) Securities may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.
The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Securities.

          Section 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent, including the Trustee (who shall be deemed to have agreed by its execution of this Indenture), to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee (unless the Paying Agent is the Trustee, in which case it shall hold in trust for the Holders) all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Securities, and shall notify the Trustee of any default by the Company or any Subsidiary Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or a Subsidiary, the Trustee shall serve as sole Paying Agent for the Securities.

          Section 2.5.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities, which list may be conclusively relied upon by the Trustee.

          Section 2.6.  TRANSFER AND EXCHANGE.

          (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

               (1) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (2) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
     Section 2.13 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

               (3) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.14 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

          (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

               (1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (2) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.13 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

               (3)  a transfer of a Regulation S Note or a
     beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.14 from the proposed transferee and, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

          After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.14 or any additional certification.

          (c) RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless, in the case of a Regulation S Note, such transfer, exchange or replacement occurs after the Restricted Period or there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) The Company shall deliver to the Trustee an Officers' Certificate setting forth the Resale Restriction Termination Date.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6.
The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (e)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
SECURITIES.

               (1) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

               (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.10, 4.13 or 9.5 or pursuant to paragraph 5 of the Securities).

               (3) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (A) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part or
     (B) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

               (4) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (5) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in
     Section 2.1(c).

               (6) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (f) NO OBLIGATION OF THE TRUSTEE. (1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.
The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Security); PROVIDED that the Trustee shall have the right to require such certifications, Opinions of Counsel or other documentation in respect of exchanges of beneficial ownership interests in Global Securities for Definitive Securities as it may reasonably request.

          Section 2.7.  REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Registrar, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

          Section 2.8.  OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Section 2.9.  TEMPORARY SECURITIES.

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities.

          Section 2.10.  CUSIP NUMBER.

          The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities.

          In the event that the Company shall issue and the Trustee shall authenticate any Subsequent Series Securities pursuant to Section 2.2, the Company shall use its best efforts to obtain the same CUSIP number for such Subsequent Series Securities as is printed on the Securities outstanding at such time; PROVIDED, HOWEVER, that if any series of Subsequent Series Securities is determined to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a CUSIP number for such series of Subsequent Series Securities that is different from the CUSIP number printed on the Securities then outstanding.

          Section 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

          Section 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner PLUS, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          SECTION 2.13. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS.

                                                           [Date]

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, NY 10036

Attention:  Corporate Trust Administration

Dear Sirs:

          This certificate is delivered to request a transfer of $________ principal amount of the 10 1/4% Senior Subordinated Notes due 2008 (the "Securities") of Continental Resources, Inc. (the "Company").

          The undersigned represents and warrants to you that:

          (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          (2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to lause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:
                                                   ----------------------------

                                       BY
                                         --------------------------------------

          SECTION 2.14. FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S.

                                             [Date]

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, NY 10036

Attention:  Corporate Trust Administration

          Re:  Continental Resources, Inc.
               10 1/4% SENIOR SUBORDINATED NOTES DUE 2008 (THE "SECURITIES")

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a) the offer of the Securities was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]


          By:
             -------------------------------------

          ----------------------------------------
          Authorized Signature Medallion Guaranteed

          SECTION 2.15. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

          Section 3.1.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, then it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Securities and/or Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

          Section 3.2.  SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Security of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Securities or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          The provisions of the two preceding paragraphs of this Section 3.2 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

          Section 3.3.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Securities to be redeemed at such Holder's registered address, provided, however, that the Company shall provide notice to the Trustee in accordance with Section 3.1 hereof at least five days prior to the mailing of the notice pursuant to this Section 3.3.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

          (d)  the name and address of the Paying Agent;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed, and, if the redemption is to occur pursuant to Section 3.7, a description of the transaction or transactions that constitute the Change of Control; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          If any of the Securities to be redeemed is in the form of a Global Note, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to redemptions.

          At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, a notice signed by two officers requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.4.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Section 3.5.  DEPOSIT OF REDEMPTION PRICE.

          Prior to 10:00 a.m. New York City time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on, all Securities to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

          Section 3.6.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          Section 3.7.  OPTIONAL REDEMPTION.

          (a) Except as set forth in clauses (b) and (c) of this Section 3.7, the Company shall not have the option to redeem the Securities pursuant to this Section 3.7 prior to August 1, 2003. From and after August 1, 2003, the Company shall have the option to redeem the Securities, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:


                                          Percentage of
     Year                               Principal Amount
     ----                               ----------------
     2003........................           105.125%

     2004........................           103.417%

     2005........................           101.708%

     2006 and thereafter.........           100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to August 1, 2001, the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Securities at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date with all or a portion of the net proceeds of public sales of common stock of the Company (the "Common Stock"); PROVIDED that at least 65% of the original aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date after the closing of the related sale of such Common Stock.

          (c) Notwithstanding the provisions of clause (a) of this Section 3.7, upon the occurrence of a Change of Control at any time on or prior to August 1, 2003, the Company may, at its option, redeem in whole but not in part, the Securities at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Change of

Control Redemption Payment") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) provided that such redemption shall be made no more than 90 days after the occurrence of a Change of Control. Provided the Company complies with Section 3.3 and the other provisions hereof applicable to such redemption, a redemption pursuant to this Section 3.7(c) can occur simultaneously with the occurrence of a Change of Control. Notwithstanding any provision of Section 3.7(d), the Company shall notify the Trustee and, by mail, the Holders of the Securities of its decision to redeem the Securities pursuant to this Section 3.7(c) no later than 30 days after the occurrence of a Change of Control.

          (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof and, as to
Section 3.7(c) only, pursuant to the provisions of Section 4.13.

          Section 3.8.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          Section 3.9.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders of Securities and, to the extent required by the terms thereof, to all holders or lenders of other Pari Passu Indebtedness, to purchase Securities and any such Pari Passu Indebtedness (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.10 hereof, giving effect to any related offer for Pari Passu Indebtedness pursuant to Section 4.10, (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to

Holders who tender Securities pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Security not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

          (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in Section 4.10;

     and

          (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

          If any of the Securities subject to an Asset Sale Offer is in the form of a Global Note, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depositary applicable to repurchases.

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon receipt of a written authentication order of the Company signed by two Officers of the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                  ARTICLE 4
                                  COVENANTS

          Section 4.1.  PAYMENT OF SECURITIES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.2.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Securities will be paid and where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the following office of an Affiliate of the Trustee as one such office or agency of the Company in accordance with
Section 2.3: the Corporate Trust Office of the Trustee.

          Section 4.3.  COMMISSION REPORTS.

     Notwithstanding that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and, within 15 days after such filing, provide the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (but without exhibits in the case of the Holders and prospective Holders). In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders and prospective Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within 15 days of the date the Company would have been obligated to file such reports with the Commission, were the Company permitted to file such reports with the Commission. The Company also will comply with the other provisions of Section 314(a) of the Trust Indenture Act.

          Section 4.4.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. As of the date hereof, the Company's fiscal year ends on December 31 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee of such change.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the fiscal year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, a certificate of two officers specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          Section 4.5.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

          Section 4.6.  STAY, EXTENSION AND USURY LAWS.

          Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.7.  RESTRICTED PAYMENTS.

          The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Company or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of Equity Interests of the Company or any Restricted Subsidiary in their capacity as such (other than dividends or distributions payable in Equity Interests of the Company or a Restricted Subsidiary (other than Disqualified Stock) and other than dividends or distributions payable to the Company or a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at final maturity or as a mandatory or sinking fund repayment; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.9 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (1), (3), (4) and (6) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests
     (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), PLUS
     (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash or the receipt of properties used in the Oil and Gas Business, the lesser of (A) the net cash proceeds of such sale, liquidation or repayment or the fair market value of property received in exchange therefor and (B) the amount of such Restricted Investment; PROVIDED, however, that the foregoing provisions of this paragraph (c) will not prohibit Restricted Payments in an aggregate amount not to exceed $15 million.

     The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any sale of Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period; and PROVIDED FURTHER that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (6) the making of loans by the Company or any of its Restricted Subsidiaries to officers or directors of the Company; PROVIDED that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million plus any such loans outstanding on the date of this Indenture; and (7) during the period the Company is subject to Subchapter S of the Code, and after such period to the extent relating to the liability for such period, the making of payments or distributions or the payment of dividends in amounts equal to the amounts required for the Company's stockholders to pay Federal, state and local income taxes to the extent such income taxes are attributable to the taxable income of the Company.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in a certificate of two officers delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

     In computing Consolidated Net Income of the Company for purposes of this
Section 4.7, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would on the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

          Section 4.8. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries of the Company (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any Restricted Subsidiaries of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiaries of the Company or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiaries of the Company, except for such encumbrances or restrictions existing under or by reason of (a) the Existing Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Facilities are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Existing Credit Facility as in effect on the date of this Indenture, (b) this Indenture and the Securities, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, PROVIDED that, such Indebtedness or Capital Stock was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, or
(h) any other security agreement, instrument or document relating to Senior Debt hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Existing Credit Facility, (i) Permitted Liens, (j) customary provisions in joint venture agreements and other similar agreements relating to the distribution of revenues from such joint venture or other business venture, or (k) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease.

          Section 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness or issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that the Company and any Subsidiary Guarantor may incur Indebtedness or issue shares of Disqualified Stock if:

               (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and

               (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.

     Notwithstanding the foregoing, this Indenture shall not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Securities; (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (i) $175 million and (ii) the Borrowing Base, provided that the Company may incur more than $175 million of Indebtedness pursuant to Credit Facilities only if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available would have been at least 2.0 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; (c) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by this Indenture to be incurred by the Company; (d) all Indebtedness of the Company and its Restricted Subsidiaries in existence as of the date of this Indenture; (e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; PROVIDED, HOWEVER, that if the Company is the obligor on such Indebtedness, (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; (f) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Oil and Gas Business, and other than the extension of credit represented by such letter of credit, guarantee or performance bond itself), not to exceed in the aggregate at any given time 5.0% of Total Assets; (g) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, PROVIDED that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed 105% of the principal amount of the Indebtedness to which such agreements relate; (h) Indebtedness under Oil and Gas Hedging Contracts, PROVIDED that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, PROVIDED that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i), together with all Permitted Refinancing Debt incurred pursuant to clause (j) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause (i), does not exceed $20.0 million at any one time outstanding; (j) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (j), but excluding Indebtedness under clauses (b), (e), (f), (g), (h), (k), (l) and (m)); (k) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services; (l) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets; (m) production imbalances occurring in the ordinary course of business that do not, at any one time outstanding, exceed 2% of the Total Assets of the Company; (n) rents and royalties due others incurred in the ordinary course of the Oil and Gas Business; and (o) Indebtedness of a Subsidiary Guarantor in respect of the Subsidiary Guarantee of such Subsidiary Guarantor.

          The Company shall not permit any Unrestricted

Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness by the Company.

          Section 4.10.  ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least
85% of the consideration therefor received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash, Cash Equivalents, properties and capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business or oil and gas properties owned or held by another Person which are to be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries, or any combination thereof (collectively the "cash consideration"); PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(y) any non-cash consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received); PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may make Asset Sales with a fair market value not exceeding $10 million in the aggregate in each fiscal year free from any of the restrictions, requirements or other provisions set forth in this Section 4.10.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, in any order or combination, (a) to reduce Senior Debt or Guarantor Senior Debt, (b) to make Permitted Investments, (c) to make investments in interests in other Oil and Gas Businesses or (d) to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Oil and Gas Business or to purchase long-term assets that are used or useful in the Oil and Gas Business.
Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
Any Net

Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph shall (after the expiration of the periods specified in this paragraph) be deemed to constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Securities and any other Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Securities, 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase or, in the case of any other Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, the accrued value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 hereof or the agreements governing Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of the Securities and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Securities surrendered by Holders thereof, and (ii) the aggregate principal amount or accreted value, as the case may be, of other Pari Passu Indebtedness surrendered by holders or lenders thereof, exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representatives for the Pari Passu Indebtedness shall select the Securities and other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, Excess Proceeds shall be reset at zero.

          Section 4.11.  TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million but less than or equal to $5.0 million, an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than or equal to

$10 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (i) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved in good faith by a majority of the members of the Board of Directors who have no financial interest in such Affiliate Transactions, which resolution shall be conclusive evidence of compliance with this provision and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an Officer's Certificate as described in clause (b) above and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of iew issued by an accounting, appraisal, engineering or investment banking firm of national standing (for purposes of this clause (c) such opinion and the resolution described in clause (b) above shall be conclusive evidence of compliance with this provision); PROVIDED that the following shall not be deemed Affiliate Transactions: (1) reasonable fees and compensation paid to (including issuances and grants of securities and stock options), and employment agreements and stock option and ownership plans for the benefit of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management, (2) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice of the Company or such Subsidiary, (3) transactions between or among the Company and/or its Restricted Subsidiaries, (4) Restricted Payments and Permitted Investments that are permitted by Section 4.7 and the definition of Permitted Investments, (5) indemnification payments made to officers, directors and employees of the Company or its Subsidiaries pursuant to charter, by-law, statutory or contractual provisions, (6) any contracts, agreements, understandings existing as of the date of this Indenture and (7) oil and gas leasehold acquisition, drilling, well servicing and leasehold operations services provided by or to any Affiliate in the ordinary course of the Oil and Gas Business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

          Section 4.12.  LIENS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Securities are secured by such Lien prior to, or on an equal and ratable basis with, the Indebtedness so secured for so long as such Indebtedness is secured by such Lien.

          Section 4.13.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.
          (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall, unless the Company shall have elected to redeem the Securities prior to August 1, 2003 pursuant to Section 3.7(c), have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount of the Securities plus accrued and unpaid interest if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Securities tendered shall be accepted for payment; (3) the purchase price and the purchase date described below (the "CHANGE OF CONTROL PAYMENT DATE");
(4) that any Security not tendered shall continue to accrue interest, if any;
(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and (8) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company and each Subsidiary Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to such party in connection with the repurchase of the Securities as a result of a Change of Control.

          (b) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "CHANGE OF CONTROL PAYMENT DATE"), the Company shall, to the extent lawful, (i) accept for payment all

Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Prior to complying with the provisions this Section 4.13, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Securities required by this Section 4.13.

          The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

          The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and purchases all Securities (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

          Section 4.14.  ADDITIONAL SUBSIDIARY GUARANTEES.

          In the event that the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of this Indenture, the Company shall cause such newly acquired or created Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Restricted Subsidiary will guarantee, jointly and severally with other Subsidiary Guarantors, to the Holders and the Trustee, subject to subordination provisions in Article 10, the full and prompt payment of the Securities in accordance with Article 11 and become a party to the Indenture.

          Section 4.15.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company and the Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company and the Subsidiaries; PROVIDED, HOWEVER, that the Company and the Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

          Section 4.16.  NO LAYERING.

          Notwithstanding the provisions of Section 4.9 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Securities and (ii) the Subsidiary Guarantors shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Guarantor Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees; PROVIDED, HOWEVER, that the foregoing limitations shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

          Section 4.17.  BUSINESS ACTIVITIES.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

          Section 4.18.  SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the first paragraph of Section 4.9 or (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by a resolution of the Board of

Directors set forth in an Officers' Certificate delivered to the Trustee) of the property that is subject to such sale and leaseback transaction and the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with, the provisions of Section 4.10.

          Section 4.19.  DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.


                                      ARTICLE 5
                                      SUCCESSORS

          Section 5.1.  MERGER, CONSOLIDATION, OR SALE OF SUBSTANTIALLY ALL
ASSETS.


          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person, in either case unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Surviving Entity (if the Company is not the continuing obligor under this Indenture) assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists;
(iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction or series of transactions as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company (if the Company is not the continuing obligor under this Indenture) is equal to or greater han the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions and (v) the Company or Surviving Entity (if the Company is not the continuing obligor under this Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 hereof. Each Subsidiary
Guarantor, if any, unless it is the other party to the transactions described above, shall have confirmed by supplemental indenture that its Subsidiary Guarantee shall apply to such Person's obligations under the Indenture and the Securities. Notwithstanding the foregoing clauses (iv) and (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted
Subsidiary.

          None of the provisions of this Section 5.1 shall be deemed to prevent the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction. This Section 5.1 shall not apply to any consolidation, merger, sale, assignment, transfer, lease or other disposition if the Company shall have elected to redeem the Securities pursuant to Section 3.7 and such redemption takes place prior to or simultaneously with the Company's consolidation or merger with or into another Person.

          Section 5.2. SUCCESSOR CORPORATION SUBSTITUTED; SUBSIDIARY GUARANTORS CONFIRMED.

          (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "COMPANY" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

          (b) Upon any consolidation or merger, or any sale, assignment, transfer, lease conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, each Subsidiary Guarantor (unless such Subsidiary Guarantor is the Surviving Entity) shall confirm by executing a supplemental indenture that its Subsidiary Guarantee guarantees the Surviving Entity's Obligations under this Indenture and the Securities.


                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

          Section 6.1.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" occurs if:

          (1) the Company defaults in the payment of interest, if any, on the Securities when the same becomes due and payable and the Default continues for a period of 30 consecutive days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (2) the Company defaults in the payment of the principal of or premium, if any, on the Securities, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (3) the Company or a Subsidiary Guarantor fails to observe or perform any covenant, condition or agreement on the part of the Company or a Subsidiary Guarantor to be observed or performed pursuant to Article 5 hereof;

          (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.3, 4.7,

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                                                                              69

     4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof and the Default continues for the period and after the notice specified below;

          (5) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for 60 consecutive days after the notice specified below;

          (6) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm such Subsidiary Guarantor's obligation under its Subsidiary Guarantee;

          (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

          (8) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 60 consecutive days and that require the payment of money, either individually or in an aggregate amount, in excess of $10 million;

          (9) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case or proceeding,

               (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (c) consents to the appointment of a Note Custodian of it or for all or substantially all of its property or

               (d)  makes a general assignment for the benefit of its creditors;

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                                                                              70

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

               (b) appoints a Custodian of the Company, any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary or

               (c) orders the liquidation of the Company or any Restricted Subsidiary and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 consecutive days after receipt of the notice. A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 consecutive days after receipt of the notice. Each notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."


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                                                                              71

          Section 6.2.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal amount of and any accrued and unpaid interest on all the Securities to be due and payable immediately. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall notify the holders of Designated Senior Debt of such acceleration. Upon such declaration the principal and interest shall be due and payable immediately; PROVIDED, HOWEVER, that so long as any Designated Senior Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of
(a) five Business Days after such notice is delivered to the representative for the Designated Senior Debt or (b) the acceleration of any Designated Senior Debt and thereafter, payments on the Securities pursuant to this Article 6 shall be made only to the extent permitted pursuant to Article 10 herein.
Notwithstanding the foregoing, if any Event of Default specified in clause (9) or (10) of Section 6.1 hereof relating to the Company or any Restricted Subsidiary occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder.

          After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of principal, premium, if any, and interest on the Securities due under this Article 6 has been obtained by the Trustee, Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee may rescind an acceleration and its consequences if (i) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and
(b) all overdue interest on the Securities, if any, (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

          Section 6.3.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does

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                                                                              72

not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.4.  WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and liquidated damages, if any, or interest on, the Securities (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.5.  CONTROL BY MAJORITY.

          Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

          Section 6.6.  LIMITATION ON SUITS.

          A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

          (a) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or

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                                                                              73

      expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

          Section 6.7.  RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.8.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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                                                                              74

          Section 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company or any of the Subsidiary Guarantors (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding provided, however, that the Truste may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

          Section 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under Sections 6.8 and 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND:  to Senior Debt to the extent required by Article 10;

          THIRD: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and

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                                                                              75

accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and accrued interest, as the case may be, respectively; and

          FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

          Section 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

          Section 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                      ARTICLE 7
                                      TRUSTEE

          Section 7.1.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

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                                                                              76

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.2.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than any agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.4 and 6.1(1) or (2) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification. For purposes of determining the Trustee's responsibility hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to a Default or Event of Default of which the Trustee is deemed to have notice pursuant to this
Section 7.2(g)

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company or any Subsidiary Guarantor, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

          (j) The permissive rights of the Trustee to perform the acts enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

          Section 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.4.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in any certificate delivered pursuant hereto or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

          Section 7.5.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs.
Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

          Section 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section
 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

          Section 7.7.  COMPENSATION AND INDEMNITY.

          The Company and the Subsidiary Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon demand for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company and the Subsidiary Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.7) and investigating or defending itself against any

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                                                                              80

claim (whether asserted by the Company, the Subsidiary Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Trustee shall notify the Company and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Subsidiary Guarantors shall not relieve the Company and the Subsidiary Guarantors of their obligations hereunder. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Subsidiary Guarantors under this Section 7.7 are joint and several and shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and any rejection or termination under any Bankruptcy Law.

          To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          Section 7.8.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Securities of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee and the Company shall pay to such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

          Section 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

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          Section 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this
Article 8.

          Section 8.2.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities and the Subsidiary Guarantees thereof on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Securities under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

          Section 8.3.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof and in clause (iv) of Section 5.1 on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "OUTSTANDING" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, with respect to the remainder of this Indenture, such Securities and the Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the Company under clause (iv) of
Section 5.1), 6.1(4), 6.1(7) and 6.1(8) hereof shall not constitute Events of Default.

          Section 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(9) or 6.1(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "TRUSTEE") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to
Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.6.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          Section 8.7.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be; PROVIDED, HOWEVER, that if the Company or any Subsidiary Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.1.  WITHOUT CONSENT OF HOLDERS OF SECURITIES.

          Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without the consent of any Holder of a Security:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Securities in addition to or in place of certificated Securities (PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

          (c) to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger or consolidation pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder of the Security;

          (e) to add Guarantees with respect to the Securities or to secure the Securities; or

          (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.2.  WITH CONSENT OF HOLDERS OF SECURITIES.

          Except as provided below in this Section 9.2, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities) or compliance with any provision of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities).

          In addition, any amendment to the provisions of Article 10 of this Indenture shall require the consent of the Holders of at least 66_% in aggregate principal amount of the Securities then outstanding if such amendment would adversely affect the rights of Holders of Securities; provided that, no amendment may be made to the provisions of Article 10 of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to consent) consent to such change.

          Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Subsidiary Guarantor with any provision of this Indenture, the Securities or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

          (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (except as provided above with respect to Sections 3.9, 4.10 and 4.13 hereof);

          (c) reduce the rate of or change the time for payment of interest on any Security;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

          (e) make any Security payable in money other than that stated in the Securities;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal or premium, if any, or interest on the Securities;

          (g)  make any change in the foregoing amendment and waiver provisions;
     or

          (h) except as provided under Section 11.4 or Article 8, release any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or make any change in a Subsidiary Guaranty that would adversely affect the Holders.

          Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Section 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

          Section 9.4.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          Section 9.5.  NOTATION ON OR EXCHANGE OF SECURITIES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.6.  TRUSTEE TO SIGN AMENDMENT, ETC.

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Subsidiary Guarantor may sign an amendment or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.

                                  ARTICLE 10
                                 SUBORDINATION

          Section 10.1.  AGREEMENT TO SUBORDINATE.

          The Company and each Subsidiary Guarantor agree, and each Holder by accepting a Security and the related Subsidiary Guarantee agrees, that (i) the Indebtedness evidenced by (a) the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities (including any obligation to repurchase the Securities) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and (b) the Subsidiary Guarantees and other payment Obligations in respect of the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Guarantor Senior Debt of each Subsidiary Guarantor and (ii) the subordination is for the benefit of the Holders of Senior Debt and Guarantor Senior Debt.

          Section 10.2.  CERTAIN DEFINITIONS.

          "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "GUARANTOR SENIOR DEBT" means any Indebtedness of a Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor, including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition of bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing sentence, Guarantor Senior Debt shall not include (1) any liability for federal, state, local or other taxes owed or owing by any Subsidiary Guarantor, (2) any obligation of a Subsidiary Guarantor to the Company or to any other Restricted Subsidiary of the Company, (3) any accounts payable or trade liabilities of a Subsidiary Guarantor arising in the ordinary course of business (including instruments evidencing such liabilities), (4) any Indebtedness of Subsidiary Guarantor that is incurred in violation of this Indenture, (5) Indebtedness of a Subsidiary Guarantor which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor, and (6) Indebtedness evidenced by a Subsidiary Guarantee.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt or Guarantor Senior Debt, as the case may be.

          "SENIOR DEBT" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates,
(y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture (other than Indebtedness under (i) the Existing Credit Facility or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under this Indenture).

          A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

          All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Senior Debt) with respect to such Designated Senior Debt and all other Obligations with respect thereto.

          Section 10.3.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          (a) Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (1) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities and related Obligations (except in each case that Holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to Senior
     Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

          (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Securities and the related Subsidiary Guarantees would be entitled shall be made to holders of Senior Debt of the Company (except that Holders of Securities and the related Subsidiary Guarantees may receive securities that are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture).

          (b) Upon any payment or distribution of property or securities to creditors of a Subsidiary Guarantor in a liquidation or dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshalling of such Subsidiary Guarantor's assets and liabilities:

          (1) the holders of Guarantor Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of all Obligations in respect of such Guarantor Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Securities and the related Subsidiary Guarantees shall be entitled to receive any payment or distribution with respect to the Subsidiary Guarantee made by such Subsidiary Guarantor (except in each case that Holders of Securities and the related Subsidiary Guarantees may receive securities that are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture); and

          (2) until all Obligations with respect to Guarantor Senior Debt of such Subsidiary Guarantor (as provided in subsection (1) above) are paid in full in cash, any payment or distribution to which the Holders of Securities and the related Subsidiary Guarantees would be entitled shall be made to holders of Guarantor Senior Debt of such Subsidiary Guarantor (except that Holders of Securities and the related

     Subsidiary Guarantees may receive securities that are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture).

          Under the circumstances described in this Section 10.3, the Company, any Subsidiary Guarantor or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Holders of the Securities and the related Subsidiary Guarantees would otherwise be entitled (other than securities that are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt and payments made from any defeasance trust referred to in the second parenthetical clause of each of clauses (a)(1), (b)(1), (c)(1),
(a)(2), (b)(2) and (c)(2) above, which shall be delivered or paid to the Holders of Securities as set forth in such clauses) directly to the holders of the Senior Debt of the Company and the holders of Guarantor Senior Debt of any Subsidiary Guarantor, as applicable, (PRO RATA to such holders on the basis of the respective amounts of Senior Debt of the Company and Guarantor Senior Debt of any Subsidiary Guarantor, as applicable, held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Debt or Guarantor Senior Debt, as the case may be, may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Debt or Guarantor Senior Debt, as the case may be, in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt or Guarantor Senior Debt, as the case may be.

          To the extent any payment of or distribution in respect of Senior Debt or Guarantor Senior Debt (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto


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                                                                             96

had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          Section 10.4.  DEFAULT ON DESIGNATED SENIOR DEBT.

          The Company and the Subsidiary Guarantors may not make any payment (whether by redemption, purchase, retirements, defeasance or otherwise) upon or in respect of the Securities and the related Subsidiary Guarantees (other than securities that are subordinated at least to the same extent as the Securities to Senior Debt and any securities issued in exchange for Senior Debt and payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof if the applicable deposit does not violate Article 8 or 10 of this Indenture) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full if:

               (i) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt occurs; or

               (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of any Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 days.

          The Company shall resume payments on and distributions in respect of the Securities and any Subsidiary Guarantor shall resume making payments and distributions pursuant to the Subsidiary Guarantees upon:

          (1) in the case of a default referred to in Section 10.4(i) hereof the date upon which the default is cured or waived, or

          (2) in the case of a default referred to in Section 10.4(ii) hereof, the earliest of (1) the date on which such nonpayment default is cured or waived or (2) 179 days after the date on which the applicable Payment Blockage Notice is received unless (A) the maturity of any Designated Senior Debt has been accelerated or (B) a Default or Event of Default under Section 6.1(9) OR
     (10) has occurred and is continuing,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

          Section 10.5.  ACCELERATION OF SECURITIES.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt and Guarantor Senior Debt of the acceleration.

          Section 10.6.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Securities or the Subsidiary Guarantees at a time when such payment or distribution is prohibited by Section 10.3 or Section 10.4 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has actual knowledge that such payment or distribution is prohibited by Section
10.3 or 10.4) or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt or Guarantor Senior Debt, as the case may be, as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt or Guarantor Senior Debt, as the case may be, may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt or Guarantor Senior Debt, as the case may be, remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt or Guarantor Senior Debt, as the case may be.

          With respect to the holders of Senior Debt and Guarantor Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt or Guarantor Senior Debt, as the case may be shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt or Guarantor Senior Debt, and, except as provided in Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Securities or the Company, the Subsidiary Guarantors or any other Person money or assets to which any holders of Senior Debt and Guarantor Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

          Section 10.7.  NOTICE BY COMPANY.

          The Company and the Subsidiary Guarantors shall promptly notify the Trustee and the Paying Agent of any facts known to the Company or any Subsidiary Guarantor that would cause a payment of any Obligations with respect to the Securities or the related Subsidiary Guarantees to violate this Article, but failure to give such notice shall not affect the subordination of the Securities and the related Subsidiary Guarantees to the Senior Debt and Guarantor Senior Debt as provided in this Article.

          Section 10.8.  SUBROGATION.

          After all Senior Debt and Guarantor Senior Debt is paid in full and until the Securities are paid in full, Holders of Securities and the related Subsidiary Guarantees shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities and the Subsidiary Guarantees) to the rights of holders of Senior Debt or Guarantor Senior Debt, as the case may be, to receive distributions and payments applicable to Senior Debt or Guarantor Senior Debt, as the case may be, to the extent that distributions and payments otherwise payable to the Holders of Securities and the related Subsidiary Guarantees have been applied to the payment of Senior Debt or Guarantor Senior Debt, as the case may be. A payment or distribution made under this Article to holders of Senior Debt or Guarantor Senior Debt, as the case may be, that otherwise would have been made to Holders of Securities and the related Subsidiary Guarantees is not, as between the Company and Holders of Securities, a payment by the Company on the Securities or, as between a Subsidiary Guarantor and Holders of the related Subsidiary Guarantee, a payment by such Subsidiary Guarantor on such Subsidiary Guarantee.

          Section 10.9.  RELATIVE RIGHTS.

          This Article defines the relative rights of Holders of Securities and the related Subsidiary Guarantees and holders of Senior Debt and Guarantor Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company or the Subsidiary Guarantors, as the case may be, and Holders of Securities, the obligation of the Company and the Subsidiary Guarantors, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms and, in the case of the Subsidiary Guarantors, the terms of the Subsidiary Guarantees;

          (2) affect the relative rights of Holders of Securities and the related Subsidiary Guarantees and creditors of the Company other than their rights in relation to holders of Senior Debt or Guarantor Senior Debt, as the case may be; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt or Guarantor Senior Debt, as the case may be, to receive distributions and payments otherwise payable to Holders of Securities and the related Subsidiary Guarantees.

          If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

          Section 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY OR THE SUBSIDIARY GUARANTORS.

          No right of any present or future holders of any Senior Debt or Guarantor Senior Debt, as the case may be, to enforce subordination as provided in this Article 10 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Debt or Guarantor Senior Debt, as the case may be, may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt and Guarantor Senior Debt.

          Section 10.11.  PAYMENT, DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt or Guarantor Senior Debt, as the case may be, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets or securities of the Company or any Subsidiary Guarantor referred to in this Article 10, the Trustee and the Holders of Securities and the related Subsidiary Guarantees shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Securities and the related Subsidiary Guarantees for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt, Guarantor Senior Debt and other Indebtedness of the Company or any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

          Section 10.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities and the Subsidiary Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities or Subsidiary Guarantees to violate this Article, which notice shall specifically refer to Section 10.3 or 10.4 hereof. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt and Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

          Section 10.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Existing Credit Facility is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities and the related Subsidiary Guarantees.

          Section 10.14.  AMENDMENTS.

          No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of Section 6.2 relating to the Designated Senior Debt, that adversely affects the rights of any holder of Senior Debt or Guarantor Senior Debt, as the case may be, then outstanding unless the holders of such Senior Debt or Guarantor Senior Debt, as the case may be, (or any group or Representative authorized to give a consent) consent to such change.

          Section 10.15.  NO WAIVER OF SUBORDINATION PROVISIONS.

          Without in any way limiting the generality of Section 10.9 of this Indenture, the holders of Senior Debt or Guarantor Senior Debt, as the case may be, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Debt or Guarantor Senior Debt, as the case may be, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, as the case may be, or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt, as the case may be, is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt or Guarantor Senior Debt, as the case may be; (c) release any Person liable in any manner for the collection of Senior Debt or Guarantor Senior Debt, as the case may be; and (d) exercise or refrain from exercising any rights against the Company and each Subsidiary Guarantor and any other Person.

                                   ARTICLE 11
                           THE SUBSIDIARY GUARANTEES

          Section 11.1.  THE SUBSIDIARY GUARANTEES.

          Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:
(a) the principal of and premium and interest, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest, on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, ay right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each of the Subsidiary Guarantors further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any Subsidiary Guarantor not paying so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

          Section 11.2.  SUBORDINATION OF SUBSIDIARY GUARANTEES.

          The obligations of each of the Subsidiary Guarantors under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Guarantor Senior Debt of the Subsidiary Guarantor pursuant to Article 10 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments or distributions by or on behalf of any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article 10 hereof.

          Section 11.3. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the Surviving Person), another Person other than the Company or another Subsidiary Guarantor, whether or not affiliated with such Subsidiary Guarantor, unless:

          (a) subject to the provisions of Section 11.4 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and such Subsidiary Guarantor's Guarantee;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) such transaction does not violate any of Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19.

Notwithstanding the foregoing, none of the Subsidiary Guarantors shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 5.1 hereof.

          In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any Subsidiary Guarantor.

          Section 11.4.  RELEASES OF SUBSIDIARY GUARANTEES.

          In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, to any corporation or other Person (including an Unrestricted Subsidiary) by way of merger, consolidation, or otherwise, in a transaction that does not violate any of the covenants of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all the capital stock of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee and such acquiring corporation or other Person (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor), if other than a Subsidiary Guarantor, shall have no obligation to assume or otherwise become liable under such Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

          Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the

Securities and for the other obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 11.

          Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, upon such designation, be released from and relieved of its obligations under its Subsidiary Guarantee and any Unrestricted Subsidiary whose obligation as such is revoked and any newly created or newly acquired Subsidiary that is or becomes a Restricted Subsidiary shall be required to execute a Subsidiary Guarantee in accordance with the terms of this Indenture.

          Section 11.5.  LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

          For purposes hereof, each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "INSOLVENT" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

          Section 11.6.  "TRUSTEE" TO INCLUDE PAYING AGENT.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in Article 10 and this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 10 and this
Article 11 in place of the Trustee.

                                   ARTICLE 12
                                 MISCELLANEOUS

          Section 12.1.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 12.2.  NOTICES.

          Any notice or communication by the Company or the Subsidiary Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Subsidiary Guarantor:

               Continental Resources, Inc.
               302 North Independence, 3rd Floor
               P.O. Box 1032
               Enid, OK 73702
               Telecopier No.:  (580) 548-5281
               Attention:  Harold Hamm and Roger Clement

          With a copies to:

               McAfee & Taft A Professional Corporation
               Tenth Floor, Two Leadership Square
               211 North Robinson
               Oklahoma City, Oklahoma 73102-7103
               Telecopier No.:  (405) 235-0439
               Attention:  Theodore Elam

          If to the Trustee:

               United States Trust Company of New York
               114 West 47th Street, 25th Floor
               New York, NY 10036
               Telecopier No.: (212) 852-1626
               Attention:  Corporate Trust Administration
               Ref:  Continental Resources, Inc.

          The Company or any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address and any notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company or any Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 12.3. COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the
Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate and/or certificates of public officials.

          Section 12.6.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          Section 12.8.  GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

          Section 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Subsidiary Guarantees.

          Section 12.10.  SUCCESSORS.

          All agreements of the Company and each Subsidiary Guarantor in this Indenture, the Securities and the Subsidiary Guarantees shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 12.11.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.12.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

     SIGNATURES

Dated as of
July 24, 1998


                                       CONTINENTAL RESOURCES, INC.

Attest:                                By: /s/ RANDY MOEDER
                                       Name: Randy Moeder
/s/ CHRISTINE ROBERTS                  Title: Senior Vice President,
                                              General Counsel and Secretary


                                       CONTINENTAL CRUDE CO.

Attest:                                By: /s/ JEFF WHITE
                                       Name: Jeff White
/s/ RANDY MOEDER                       Title: President


                                       CONTINENTAL GAS, INC.

Attest:                                By: /s/ RANDY MOEDER
                                       Name: Randy Moeder
/s/ CHRISTINE ROBERTS                  Title: President


                                       UNITED STATES TRUST COMPANY OF NEW YORK

Attest:                                By: /s/ LOUIS P. YOUNG
                                       Name: Louis P. Young
/s/ M. CIESMELEWSKI                    Title: Vice President

                                   EXHIBIT A

                      [FORM OF FACE OF INITIAL SECURITY]

                                 SERIES A NOTE

                          [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK,
NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY IS SUBORDINATED TO SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE ARE SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, OF SUCH SUBSIDIARY GUARANTOR.

                        [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL

BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             [Regulation S Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE

SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                          CONTINENTAL RESOURCES, INC.

                  10 1/4% Senior Subordinated Notes due 2008

No. 1                                                               $150,000,000
CUSIP Number: 212013AA4

         Continental Resources, Inc., an Oklahoma corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on August 1, 2008.

         Interest Payment Dates: February 1 and August 1.

         Record Dates: January 15 and July 15.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.


Dated: ____________, 1998


                                       CONTINENTAL RESOURCES, INC.


                                       By ______________________________________
                                          Name:
                                          Title:


                                       By ______________________________________
                                          Name:
                                          Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture:


By _____________________________________
           Authorized Signatory


Dated: ____________, 1998

                              (Back of Security)

                       10 1/4% Senior Subordinated Notes due 2008

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Continental Resources, Inc., an Oklahoma corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate of 10 1/4% per annum, which interest shall be payable in cash semiannually in arrears on each February 1 and August 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"); PROVIDED that the first Interest Payment Date shall be February 1, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Security as of the close of business on the January 15 or July 15 immediately preceding such Interest Payment Date, even if this Security is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Security will be payable at the office or agency of the Company maintained for such purpose within The City and State of New York or, in the event the Securities do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Security at its address set forth in the register of Holders of Securities; PROVIDED that all payments with respect to the Global Securities and Definitive Securities having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Subsidiary Guarantor or any other of the Company's Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Securities under an Indenture dated as of July 24, 1998 ("INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended
(15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company equal in an aggregate principal amount to $150,000,000 and will mature on August 1, 2008.

         The Securities are general unsecured senior subordinated obligations of the Company limited to $150,000,000 million aggregate principal amount (subject to Section 2.7 of the Indenture). The aggregate principal amount of notes which may be authenticated and delivered under the Indenture, including the Securities, is limited to $300.0 million (subject to Section 2.7 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the Investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

         5.  OPTIONAL REDEMPTION.

         (a) The Securities are not redeemable at the Company's option prior to August 1, 2003. From and after August 1, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below PLUS accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:


                                               Percentage of
              Year                            Principal Amount
              ----                            ----------------
              2003....................................105.125%
              2004....................................103.417%
              2005....................................101.708%
              2006 and thereafter.....................100.000%


         (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to August 1, 2001 the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Securities at a redemption price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of sales of public common stock of the Company; PROVIDED that at least 65% of the original aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption; and PROVIDED, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such common stock.

         (c) Notwithstanding the provisions of clause (a) of this Paragraph 5, upon the occurrence of a Change of Control at any time on or prior to August 1, 2003, the Company may, at its option, redeem in whole but not in part, the Securities at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) provided that such redemption shall be made no more than 90 days after the occurrence of a Change of Control. The Company shall notify the Trustee and, by mail, the Holders of the Securities of its decision to redeem the Securities pursuant to this Paragraph 5(c) within 30 days of the occurrence of a Change of Control.

         6.  MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

         7.  REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, if the Company does not redeem the Securities pursuant to paragraph 5(c), each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Securities to require the Company to repurchase such Securities upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Securities required by Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company and each Subsidiary Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

               (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Securities and any other Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Securities, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of any Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, the accreted value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Securities, and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Securities surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Pari Passu Indebtedness shall select the Securities and the other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset

Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Securities called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities may be issued initially in the form of one or more fully registered Global Securities. The Securities may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Securities), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to add guarantees with respect to the Securities or to secure the Securities or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company or any Subsidiary Guarantor to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions of Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 of the
Indenture; (v) failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Security or in the Indenture; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm such Subsidiary Guarantor's obligations under its Subsidiary Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prio to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (viii) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 60 days and that require the payment in money, either individually or in an aggregate amount, that is more than $10 million; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the

Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. SUBORDINATION. The Securities are subordinated to Senior Debt of the Company and the Subsidiary Guarantees are subordinated to Guarantor Senior Debt of the Subsidiary Guarantors. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid and Guarantor Senior Debt of a Subsidiary Guarantor must be paid before a Subsidiary Guarantor may pay under its Subsidiary Guarantee. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities and the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company and, in the case of a Subsidiary Guarantee, all Guarantor Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

          14. TRUSTEE DEALINGS WITH COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

          15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     Continental Resources, Inc.
     302 North Independence, 3rd Floor
     P.O. Box 1032
     Enid, OK 73702
     Telecopier No.: (580) 548-5281
     Attention: Roger Clement

                                  ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                    I or we assign and transfer this Security to

                (Print or type assignee's name, address and zip code)

                    (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint                agent to transfer
          this Security on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:  ______________________   Your Signature: ___________________________

Signature Guarantee:* ______________________________
                      (Signature must be guaranteed)

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

    1/ /1 acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

    2/ /2      transferred to the Company; or

    3/ /3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    4/ /4 transferred pursuant to an effective registration statement under the Securities Act; or

    5/ /5 transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, with transferee furnishing to the Trustee a signed letter containing certain representations and
------------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               agreements (the form of which letter substantially appears in Section 2.14 of the Indenture); or

    6/ /6 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
               1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears in Section 2.13 of the Indenture); or

    7/ /7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5),
(6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                       ---------------------------------------
                                                    Signature
Signature Guarantee:(*)

---------------------------------      ---------------------------------------
(Signature must be guaranteed)                      Signature


------------------------------------------------------------------------------



----------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:


          / /8   Section 4.10          / /9   Section 4.13


          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount you elect to have purchased: $______________


Date:           Your Signature:
     --------                  -------------------------------------------------
                (Sign exactly as your name appears on the face of this Security)


               Signature Guarantee:(*)
                                       -----------------------------------------




--------------------
*/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

      SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


      The following increases or decreases in this Global Security have been made:


              Amount of decrease in   Amount of increase in    Principal Amount of      Signature of
 Date of      Principal Amount of     Principal Amount of      this Global Security     authorized officer of
 Exchange     this Global Security    this Global Security     following such           Trustee or Note
                                                               decrease or increase     Custodian


                            EXHIBIT B

               (Form of Face of Exchange Security)

                          SERIES B NOTE

                    [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL Security SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY IS SUBORDINATED TO SENIOR DEBT, AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN), AND THE OBLIGATIONS OF EACH SUBSIDIARY GUARANTOR UNDER THE SUBSIDIARY GUARANTEE CONTAINED IN THE INDENTURE ARE SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, OF SUCH SUBSIDIARY GUARANTOR.

                         CONTINENTAL RESOURCES, INC.

                 10 1/4% Senior Subordinated Notes due 2008


No. 1                                                               $150,000,000
CUSIP Number: _____________


          Continental Resources, Inc., an Oklahoma corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars on August 1, 2008.

          Interest Payment Dates: February 1 and August 1.

          Record Dates: January 15 and July 15.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto and imprinted hereon.

Dated:  ________, 1998

                                       CONTINENTAL RESOURCES, INC.


                                       By
                                         -------------------------------------
                                         Name:
                                         Title:


                                       By
                                         -------------------------------------
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture:

By
  ----------------------------------
         Authorized Signatory

Dated:            , 1998
      ------------

                                (Back of Note)

                  10 1/4% Senior Subordinated Notes due 2008


          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Continental Resources, Inc., an Oklahoma corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate of 10 1/4% per annum, which interest shall be payable in cash semiannually in arrears on each February 1 and August 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"); PROVIDED that the first Interest Payment Date shall be February 1, 1999. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Security as of the close of business on the January 15 or July 15 immediately preceding such Interest Payment Date, even if this Security is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Security will be payable at the office or agency of the Company maintained for such purpose within The City and State of New York or, in the event the Securities do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Security at its address set forth in the register of Holders of Securities; PROVIDED that all payments with respect to the Global Securities and Definitive Securities having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Subsidiary Guarantor or any other of the Company's Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Securities under an Indenture dated as of July 24, 1998 ("INDENTURE") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company equal in an aggregate principal amount to $150,000,000 and will mature on August 1, 2008.

          The Securities are general unsecured senior subordinated obligations of the Company limited to $150,000,000 million aggregate principal amount (subject to Section 2.7 of the Indenture). The aggregate principal amount of notes which may be authenticated and delivered under the Indenture, including the Securities, is limited to $300.0 million (subject to Section 2.7 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the Investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

          To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

          5.   OPTIONAL REDEMPTION.

          (a) The Securities are not redeemable at the Company's option prior to August 1, 2003. From and after August 1, 2003, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below PLUS accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                     PERCENTAGE OF
         YEAR                                       PRINCIPAL AMOUNT
         ----                                       ----------------
         2003..........................................105.125%
         2004..........................................103.417%
         2005..........................................101.708%
         2006 and thereafter...........................100.000%

          (b) Notwithstanding the provisions of clause (a) of this Paragraph 5, prior to August 1, 2001 the Company may, at its option, on any one or more occasions, redeem up to 35% of the original aggregate principal amount of Securities at a redemption price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of sales of public common stock of the Company; PROVIDED that at least 65% of the original aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption; and PROVIDED, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such common stock.

          (c) Notwithstanding the provisions of clause (a) of this Paragraph 5, upon the occurrence of a Change of Control at any time on or prior to August 1, 2003, the Company may, at its option, redeem in whole but not in part, the Securities at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) provided that such redemption shall be made no more than 90 days after the occurrence of a Change of Control. The Company shall notify the Trustee and, by mail, the Holders of the Securities of its decision to redeem the Securities pursuant to this Paragraph 5(c) within 30 days of the occurrence of a Change of Control.

          6.   MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) Upon the occurrence of a Change of Control, if the Company does not redeem the Securities pursuant to paragraph 5(c), each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Securities to require the Company to repurchase such Securities upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Securities required by Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company and each Subsidiary Guarantor will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Securities and any other Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to, in the case of the Securities, 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase or, in the case of any Pari Passu Indebtedness, 100% of the principal amount thereof (or with respect to discount Pari Passu Indebtedness, the accreted value thereof) on the date of purchase, in each case, in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate principal amount (or accreted value, as the case may be) of Securities, and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the sum of (i) the aggregate principal amount of Securities surrendered by Holders thereof and (ii) the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness surrendered by holders or lenders thereof exceeds the amount of Excess Proceeds, the Trustee and the trustee or other lender representative for the Pari Passu Indebtedness shall select the Securities and the other Pari Passu Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount (or accreted value, as applicable) thereof surrendered in such Asset

Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Securities called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities may be issued initially in the form of one or more fully registered Global Securities. The Securities may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Securities), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to add guarantees with respect to the Securities or to secure the Securities or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company or any Subsidiary Guarantor to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions of Sections 4.3, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 4.19 of the
Indenture; (v) failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Security or in the Indenture; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor or any Person acting on behalf of a Subsidiary Guarantor, shall deny or disaffirm such Subsidiary Guarantor's obligations under its Subsidiary Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; (viii) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 60 days and that require the payment in money, either individually or in an aggregate amount, that is more than $10 million; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. SUBORDINATION. The Securities are subordinated to Senior Debt of the Company and the Subsidiary Guarantees are subordinated to Guarantor Senior Debt of the Subsidiary Guarantors. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid and Guarantor Senior Debt of a Subsidiary Guarantor must be paid before a Subsidiary Guarantor may pay under its Subsidiary Guarantee. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities and the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company and, in the case of a Subsidiary Guarantor, all Guarantor Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

          14. TRUSTEE DEALINGS WITH COMPANY. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

          15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

               Continental Resources, Inc.
               302 North Independence, 3rd Floor
               P.O. Box 1032
               Enid, OK  73702
               Telecopier No.:  (580) 548-5281
               Attention:  Roger Clement

                         ASSIGNMENT FORM

        To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

   and irrevocably appoint                agent to transfer
   this Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:                           Your Signature:
     -----------------------                   -----------------------------

Signature Guarantee:(*)
                        ----------------------------------------
                            (Signature must be guaranteed)

------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

    1/ /10 acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

    2/ /11     transferred to the Company; or

    3/ /12 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    4/ /13 transferred pursuant to an effective registration statement under the Securities Act; or

    5/ /14 transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, with transferee furnishing to the Trustee a signed

--------------------

(*)/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

               letter containing certain representations and agreements (the form of which letter substantially appears in Section 2.14 of the Indenture); or

    6/ /15 transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
               1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears in Section 2.13 of the Indenture); or

    7/ /16 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5),
(6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                       ---------------------------------------
                                                    Signature
Signature Guarantee:(*)

--------------------------------       ---------------------------------------
(Signature must be guaranteed)                      Signature

------------------------------------------------------------------------------




---------------
(*)/ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY



               The following increases or decreases in this Global Security have been made:


               Amount of decrease in     Amount of increase in     Principal Amount of      Signature of
Date of        Principal Amount of       Principal Amount of       this Global Security     authorized officer of
Exchange       this Global Security      this Global Security      following such           Trustee or Note
                                                                   decrease or increase     Custodian


                OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:


        / /17 Section 4.10          / /18 Section 4.13


        If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount you elect to have purchased: $______________


Date:                                Your Signature:
     --------------------                            ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Security)


                                     Signature Guarantee:(*)
                                                             -------------------




________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                     EXHIBIT C

                   FORM OF SUBSIDIARY GUARANTEE

          This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of future Subsidiary Guarantor] (the "Guarantor"), Continental Resources, Inc. (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and United States Trust Company of New York as Trustee under the Indenture referred to below.

                       W I T N E S S E T H:

          WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of July 24, 1998 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $150.0 million of 10 1/4% Senior Subordinated Notes due 2008 of the Company (the "Securities";

          WHEREAS, Section 4.14 of the Indenture provides that the Company is required to cause each Restricted Subsidiary acquired or created by the Company or any Restricted Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally guarantee, jointly and severally with the other Subsidiary Guarantors, the full and prompt payment of the Securities pursuant to Article 11 of the Indenture subject to the subordination provisions of Article 10 of the Indenture; and

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1 DEFINED TERMS. As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                    ARTICLE 2

                         AGREEMENT TO BE BOUND; GUARANTEE

          SECTION 2.1 AGREEMENT TO BE BOUND. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

          SECTION 2.2 GUARANTEE. (a) The Guarantor hereby jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company thereunder, that: (a) the principal of and premium and interest, on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium and interest, on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise in accordance with the provisions of Article 11 of the Indenture.

          (b) The Guarantor agrees that the Indebtedness evidenced by its Subsidiary Guarantee shall be subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment when due in cash or Cash Equivalents of all Guarantor Senior Debt of the Guarantor and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Debt of the Guarantor.

                                   ARTICLE 3

                                 MISCELLANEOUS

          SECTION 3.1 NOTICES. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

          SECTION 3.2 PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          SECTION 3.3 GOVERNING LAW. This Supplemental Indenture shall be governed by the laws of the State of New York.

          SECTION 3.4 SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION 3.5 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          SECTION 3.6 COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          SECTION 3.7 HEADINGS. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                       [NAME OF GUARANTOR],
                                       as a Subsidiary Guarantor


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                       CONTINENTAL RESOURCES, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       CONTINENTAL GAS
                                       as a Subsidiary Guarantor

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                       CONTINENTAL CRUDE CO.
                                       as a Subsidiary Guarantor


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                            [Add signature block for any other
                                            existing Subsidiary Guarantors]



UNITED STATES TRUST COMPANY OF NEW YORK


By:
    ------------------------------------
    Name:
    Title:

                                                                 EXECUTION COPY

--------------------------------------------------------------------------------

                          CONTINENTAL RESOURCES, INC.

                                   As Issuer

                            CONTINENTAL GAS, INC.
                            CONTINENTAL CRUDE CO.


                           As Subsidiary Guarantors


                       10 1/4% SENIOR SUBORDINATED NOTES DUE 2008


                              -------------------

                                  INDENTURE

                          Dated as of July 24, 1998

                              -------------------



                   UNITED STATES TRUST COMPANY OF NEW YORK

                                  As Trustee



                              -------------------


--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
 Act Section                                                             Section
---------------                                                        ---------
310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
     (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
     (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
311  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
312  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.5
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.3
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.3
313  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
     (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
     (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.7
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6; 12.2
     (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
314  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3; 12.2
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
     (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.4
     (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.4
     (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
     (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3-10.5
     (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.5
     (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5; 12.2
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1
     (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1
     (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316  (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . .     2.9
     (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.5
     (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.4
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.7
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.12
317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.8
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.9
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.4
318  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.1
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.1

_____________
N.A. means not applicable.

*  This Cross-Reference Table is not part of the Indenture.

                        TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                            ARTICLE 1
                  DEFINITIONS AND INCORPORATION
                           BY REFERENCE. . . . . . . . . . . . . . . .        1
Section 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . .        1
Section 1.2.   Other Definitions . . . . . . . . . . . . . . . . . . .       23
Section 1.3.   Incorporation By Reference of Trust Indenture Act . . .       24
Section 1.4.   Rules of Construction . . . . . . . . . . . . . . . . .       25

                            ARTICLE 2
                         THE SECURITIES. . . . . . . . . . . . . . . .       26
Section 2.1.   Form, Dating and Terms. . . . . . . . . . . . . . . . .       26
Section 2.2.   Execution and Authentication. . . . . . . . . . . . . .       32
Section 2.3.   Registrar and Paying Agent. . . . . . . . . . . . . . .       33
Section 2.4.   Paying Agent to Hold Money in Trust . . . . . . . . . .       34
Section 2.5.   Holder Lists. . . . . . . . . . . . . . . . . . . . . .       34
Section 2.6.   Transfer and Exchange . . . . . . . . . . . . . . . . .       35
Section 2.7.   Replacement Securities. . . . . . . . . . . . . . . . .       38
Section 2.8.   Outstanding Securities. . . . . . . . . . . . . . . . .       39
Section 2.9.   Temporary Securities. . . . . . . . . . . . . . . . . .       39
Section 2.10.  CUSIP Number. . . . . . . . . . . . . . . . . . . . . .       39
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . . . . . . .       40
Section 2.12.  Defaulted Interest. . . . . . . . . . . . . . . . . . .       40
SECTION 2.13.  Form of Certificate to be Delivered in Connection
               with Transfers to Institutional Accredited Investors. .       41
SECTION 2.14.  Form of Certificate to be Delivered in Connection
               with Transfers Pursuant to Regulations. . . . . . . . .       42
SECTION 2.15.  Computation of Interest . . . . . . . . . . . . . . . .       43

                            ARTICLE 3
                   REDEMPTION AND PREPAYMENT . . . . . . . . . . . . . .     44
Section 3.1.   Notices to Trustee. . . . . . . . . . . . . . . . . . . .     44
Section 3.2.   Selection of Securities to Be Redeemed. . . . . . . . . .     44
Section 3.3.   Notice of Redemption. . . . . . . . . . . . . . . . . . .     45
Section 3.4.   Effect of Notice of Redemption. . . . . . . . . . . . . .     46
Section 3.5.   Deposit of Redemption Price . . . . . . . . . . . . . . .     46
Section 3.6.   Securities Redeemed in Part . . . . . . . . . . . . . . .     46
Section 3.7.   Optional Redemption . . . . . . . . . . . . . . . . . . .     46
Section 3.8.   Mandatory Redemption. . . . . . . . . . . . . . . . . . .     48
Section 3.9.   Offer to Purchase By Application of Excess Proceeds . . .     48

                            ARTICLE 4
                            COVENANTS . . . . . . . . . . . . . . . . . .     50
Section 4.1.   Payment of Securities. . . . . . . . . . . . . . . . . . .     50
Section 4.2.   Maintenance of Office or Agency. . . . . . . . . . . . . .     51
Section 4.3.   Commission Reports . . . . . . . . . . . . . . . . . . . .     51
Section 4.4.   Compliance Certificate . . . . . . . . . . . . . . . . . .     52
Section 4.5.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .     52
Section 4.6.   Stay, Extension and Usury Laws . . . . . . . . . . . . . .     53
Section 4.7.   Restricted Payments. . . . . . . . . . . . . . . . . . . .     53
Section 4.8.   Dividend and Other Payment Restrictions Affecting


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                                                                            Page
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               Restricted Subsidiaries. . . . . . . . . . . . . . . . . .     56
Section 4.9.   Incurrence of Indebtedness and Issuance of
               Disqualified Stock . . . . . . . . . . . . . . . . . . . .     57
Section 4.10.  Asset Sales. . . . . . . . . . . . . . . . . . . . . . . .     59
Section 4.11.  Transactions with Affiliates . . . . . . . . . . . . . . .     61
Section 4.12.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .     62
Section 4.13.  Offer to Repurchase Upon Change of Control . . . . . . . .     62
Section 4.14.  Additional Subsidiary Guarantees . . . . . . . . . . . . .     64
Section 4.15.  Corporate Existence. . . . . . . . . . . . . . . . . . . .     64
Section 4.16.  No Layering. . . . . . . . . . . . . . . . . . . . . . . .     64
Section 4.17.  Business Activities. . . . . . . . . . . . . . . . . . . .     65
Section 4.18.  Sale and Leaseback Transactions  . . . . . . . . . . . . .     65
Section 4.19.  Designation of Unrestricted Subsidiaries . . . . . . . . .     65

                            ARTICLE 5
                            SUCCESSORS. . . . . . . . . . . . . . . . . .     66
Section 5.1.   Merger, Consolidation, or Sale of Substantially All
               Assets . . . . . . . . . . . . . . . . . . . . . . . . . .     66
Section 5.2.   Successor Corporation Substituted; Subsidiary
               Guarantors Confirmed . . . . . . . . . . . . . . . . . . .     67

                            ARTICLE 6
                      DEFAULTS AND REMEDIES . . . . . . . . . . . . . . .     67
Section 6.1.   Events of Default. . . . . . . . . . . . . . . . . . . . .     67
Section 6.2.   Acceleration . . . . . . . . . . . . . . . . . . . . . . .     70
Section 6.3.   Other Remedies . . . . . . . . . . . . . . . . . . . . . .     70
Section 6.4.   Waiver of Past Defaults. . . . . . . . . . . . . . . . . .     71
Section 6.5.   Control by Majority. . . . . . . . . . . . . . . . . . . .     71
Section 6.6.   Limitation on Suits. . . . . . . . . . . . . . . . . . . .     71
Section 6.7.   Rights of Holders of Securities to Receive Payment . . . .     72
Section 6.8.   Collection Suit by Trustee . . . . . . . . . . . . . . . .     72
Section 6.9.   Trustee May File Proofs of Claim . . . . . . . . . . . . .     72
Section 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . . .     73
Section 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . . . .     74
Section 6.12.  Restoration of Rights and Remedies . . . . . . . . . . . .     74

                            ARTICLE 7
                             TRUSTEE. . . . . . . . . . . . . . . . . . .     74
Section 7.1.   Duties of Trustee. . . . . . . . . . . . . . . . . . . . .     74
Section 7.2.   Rights of Trustee. . . . . . . . . . . . . . . . . . . . .     76
Section 7.3.   Individual Rights of Trustee . . . . . . . . . . . . . . .     77
Section 7.4.   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . .     77
Section 7.5.   Notice of Defaults . . . . . . . . . . . . . . . . . . . .     77
Section 7.6.   Reports by Trustee to Holders of the Securities. . . . . .     78
Section 7.7.   Compensation and Indemnity . . . . . . . . . . . . . . . .     78
Section 7.8.   Replacement of Trustee . . . . . . . . . . . . . . . . . .     79
Section 7.9.   Successor Trustee by Merger, etc . . . . . . . . . . . . .     80
Section 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . .     81
Section 7.11.  Preferential Collection of Claims Against Company. . . . .     81

                            ARTICLE 8
               LEGAL DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . .    81
Section 8.1.   Option to Effect Legal Defeasance or Covenant Defeasance. .    81
Section 8.2.   Legal Defeasance and Discharge. . . . . . . . . . . . . . .    81


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Section 8.3.   Covenant Defeasance . . . . . . . . . . . . . . . . . . . .    82
Section 8.4.   Conditions to Legal or Covenant Defeasance. . . . . . . . .    83
Section 8.5.   Deposited Money and Government Securities to be Held in
               Trust; Other Miscellaneous Provisions . . . . . . . . . . .    84
Section 8.6.   Repayment to Company. . . . . . . . . . . . . . . . . . . .    85
Section 8.7.   Reinstatement . . . . . . . . . . . . . . . . . . . . . . .    85

                            ARTICLE 9
               AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . . . . .    86
Section 9.1.   Without Consent of Holders of Securities. . . . . . . . . .    86
Section 9.2.   With Consent of Holders of Securities . . . . . . . . . . .    87
Section 9.3.   Compliance with Trust Indenture Act . . . . . . . . . . . .    89
Section 9.4.   Revocation and Effect of Consents . . . . . . . . . . . . .    89
Section 9.5.   Notation on or Exchange of Securities . . . . . . . . . . .    89
Section 9.6.   Trustee to Sign Amendment, etc. . . . . . . . . . . . . . .    89

                            ARTICLE 10
                          SUBORDINATION. . . . . . . . . . . . . . . . . .    90
Section 10.1.  Agreement to Subordinate. . . . . . . . . . . . . . . . . .    90
Section 10.2.  Certain Definitions . . . . . . . . . . . . . . . . . . . .    90
Section 10.3.  Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . .    91
Section 10.4.  Default on Designated Senior Debt . . . . . . . . . . . . .    94
Section 10.5.  Acceleration of Securities. . . . . . . . . . . . . . . . .    95
Section 10.6.  When Distribution Must Be Paid Over . . . . . . . . . . . .    95
Section 10.7.  Notice by Company . . . . . . . . . . . . . . . . . . . . .    96
Section 10.8.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . .    96
Section 10.9.  Relative Rights . . . . . . . . . . . . . . . . . . . . . .    96
Section 10.10. Subordination May Not Be Impaired by Company or the
               Subsidiary Guarantors . . . . . . . . . . . . . . . . . . .    97
Section 10.11. Payment, Distribution or Notice to Representative . . . . .    97
Section 10.12. Rights of Trustee and Paying Agent. . . . . . . . . . . . .    98
Section 10.13. Authorization to Effect Subordination . . . . . . . . . . .    98
Section 10.14. Amendments. . . . . . . . . . . . . . . . . . . . . . . . .    99
Section 10.15. No Waiver of Subordination Provisions . . . . . . . . . . .    99

                            ARTICLE 11
                    THE SUBSIDIARY GUARANTEES. . . . . . . . . . . . . . .    99
Section 11.1.  The Subsidiary Guarantees . . . . . . . . . . . . . . . . .    99
Section 11.2.  Subordination of Subsidiary Guarantees. . . . . . . . . . .   101
Section 11.3.  Subsidiary Guarantors May Consolidate, etc., on Certain
               Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
Section 11.4.  Releases of Subsidiary Guarantees . . . . . . . . . . . . .   102
Section 11.5.  Limitation on Subsidiary Guarantor Liability. . . . . . . .   103
Section 11.6.  "Trustee" to Include Paying Agent . . . . . . . . . . . . .   103

                            ARTICLE 12
                          MISCELLANEOUS. . . . . . . . . . . . . . . . . .   104
Section 12.1.  Trust Indenture Act Controls. . . . . . . . . . . . . . . .   104
Section 12.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .   104
Section 12.3.  Communication by Holders of Securities with Other Holders
                of Securities. . . . . . . . . . . . . . . . . . . . . . .   105
Section 12.4.  Certificate and Opinion as to Conditions Precedent. . . . .   105
Section 12.5.  Statements Required in Certificate or Opinion . . . . . . .   106
Section 12.6.  Rules by Trustee and Agents . . . . . . . . . . . . . . . .   106
Section 12.7.  No Personal Liability of Directors, Officers,


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
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                                                                            ----
               Employees and Stockholders. . . . . . . . . . . . . . . . .   106
Section 12.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .   107
Section 12.9.  No Adverse Interpretation of Other Agreements . . . . . . .   107
Section 12.10. Successors. . . . . . . . . . . . . . . . . . . . . . . . .   107
Section 12.11. Severability. . . . . . . . . . . . . . . . . . . . . . . .   107
Section 12.12. Counterpart Originals . . . . . . . . . . . . . . . . . . .   107
Section 12.13. Table of Contents, Headings, Etc. . . . . . . . . . . . . .   107


                                   EXHIBITS
Exhibit A FORM OF INITIAL SECURITY
Exhibit B FORM OF EXCHANGE SECURITY
EXHIBIT C FORM OF SUBSIDIARY GUARANTEE

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